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                                                                      EXHIBIT 12

                  GENERAL MOTORS CORPORATION AND SUBSIDIARIES

               COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES

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
                                                                             SIX MONTHS ENDED
                                                                                 JUNE 30,
                                                                           ---------------------
                                                                             1996         1995
                                                                           --------     --------
                                                                           (DOLLARS IN MILLIONS)
Income from continuing operations before cumulative effect of
  accounting change.....................................................   $2,896.2     $4,039.3
United States, foreign, and other income taxes..........................    1,530.0      2,034.5
Equity in income of associates..........................................      (63.9)       (55.9)
Cash dividends received from associates.................................       24.5          5.0
Amortization of capitalized interest....................................       13.6         25.5
                                                                           --------     --------
Income from continuing operations before cumulative effect of accounting change, income taxes, undistributed income of associates, and
  amortization of capitalized interest..................................    4,400.4      6,048.4
                                                                           --------     --------
Fixed charges included in income from continuing operations
  Interest and related charges on debt..................................    2,835.2      2,786.6
  Portion of rentals deemed to be interest..............................      132.1        119.8
                                                                           --------     --------
     Total fixed charges included in income from continuing
      operations........................................................    2,967.3      2,906.4
                                                                           --------     --------
Earnings from continuing operations available for fixed charges.........   $7,367.7     $8,954.8
                                                                           ========     ========
Fixed charges
  Fixed charges included in income from continuing operations...........   $2,967.3     $2,906.4
  Interest capitalized in the period....................................       26.4         23.9
                                                                           --------     --------
     Total fixed charges................................................   $2,993.7     $2,930.3
                                                                           ========     ========
Ratios of earnings from continuing operations to fixed charges..........       2.46         3.06
                                                                           ========     ========
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